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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-72701) of our report dated February 8, 1999, on our audits of the consolidated financial statements of Greater Bay Bancorp and Subsidiaries. We also consent to the references to our firm under the headings "Experts" and "Selected Financial Data."


/s/ PricewaterhouseCoopers LLP
______________________________
PricewaterhouseCoopers LLP
San Francisco, California
March 16, 1999